Exhibit 99.1

Press Release

Universal Display Contact:

Darice Liu

investor@oled.com

media@oled.com

609-671-0980 x570

UNIVERSAL DISPLAY CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

EWING, N.J. – February 22, 2018 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the fourth quarter and year ended December 31, 2017.

“We are pleased to report stellar fourth quarter and full-year results,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display. “From record-high revenues, to a multitude of new agreements and new OLED consumer electronic products, to approximately doubling our production capabilities at PPG Industries, 2017 was filled with tremendous growth. The dynamic OLED market is growing, and as a key innovation partner to the world’s leading OLED display and lighting manufacturers, we believe that we are well-positioned to participate in the vast opportunities ahead.”

Exhibit 99.1

Rosenblatt continued, “We are excited and confident of our upward trajectory in this multi-year OLED capex growth cycle. After an extraordinary year-and-a-half of new capacity installs, we expect industry capacity growth to take a bit of a breather this year as panel makers build the framework for the next wave of high volume OLED production, which is expected to ramp next year. 2019 is poised to be a meaningful year of growth. Based on current production timelines, we estimate the installed capacity base, as measured in square meters, will increase by approximately 50% over the next two years.”

Financial Highlights for the Fourth Quarter of 2017

•	Total revenue increased 55% to $115.9 million in the fourth quarter, compared with $74.6 million in the fourth quarter of 2016, driven by higher material sales as well as royalty and license fees.
•	Revenue from material sales increased 105% to $59.8 million in the fourth quarter, compared with $29.2 million in the fourth quarter of 2016.
•	Revenue from royalty and license fees increased 23% to $53.8 million in the fourth quarter, compared with $43.6 million in the fourth quarter of 2016.
•	Operating income increased by $23.1 million to $57.9 million in the fourth quarter, compared with $34.8 million in the fourth quarter of 2016.
•	Net income increased by $7.0 million to $32.8 million or $0.69 per diluted share in the fourth quarter, compared with $25.8 million or $0.55 per diluted share in the fourth quarter of 2016.
•	Excluding the effects of the Tax Cuts and Jobs Act income tax expense of $11.5 million, net income was $44.3 million or $0.93 per diluted share for the fourth quarter of 2017.

Financial Highlights for the Full Year of 2017

•	Total revenue increased 69% to $335.6 million in the full year, compared with $198.9 million in the full year of 2016, driven by higher material sales as well as royalty and license fees.

Exhibit 99.1

•	Revenue from material sales increased 102% to $200.3 million in the full year, compared with $99.3 million in the full year of 2016.
•	Revenue from royalty and license fees increased 32% to $126.5 million in the full year, compared with $96.1 million in the full year of 2016.
•	Operating income increased by $77.8 million to $146.2 million in the full year, compared with $68.4 million in the full year of 2016.
•	Net income increased by $55.8 million to $103.9 million or $2.18 per diluted share in the full year, compared with $48.1 million or $1.02 per diluted share in the full year of 2016.
•	Excluding the effects of the Tax Cuts and Jobs Act income tax expense of $11.5 million, net income was $115.4 million or $2.43 per diluted share for the full year of 2017.

2018 Guidance

Although the OLED industry is still at an early state where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly, the Company believes that its revenues will be in the range of $350 million to $380 million for fiscal 2018.

Dividend

The Company also announced a first quarter cash dividend of $0.06 per share on the Company’s common stock. The dividend is payable on March 30, 2018, to all shareholders of record as of the close of business on March 15, 2018.

Exhibit 99.1

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, February 22, 2018 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in developing and delivering state-of-the-art, organic light emitting diode (OLED) technologies, materials and services to the display and lighting industries.  Founded in 1994, the Company currently owns or has exclusive, co-exclusive or sole license rights with respect to more than 4,500 issued and pending patents worldwide.  Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of low power and eco-friendly displays and solid-state lighting.  The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance.  In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.

Headquartered in Ewing, New Jersey, with international offices in China, Hong Kong, Ireland, Japan, South Korea, and Taiwan, and wholly-owned subsidiary Adesis, Inc. based in New Castle, Delaware, Universal Display works and partners with a network of world-class organizations, including Princeton University, the University of Southern California, the University of Michigan, and PPG Industries, Inc.

Exhibit 99.1

The Company has also established relationships with companies such as AU Optronics Corporation, BOE Technology, DuPont Displays, Inc., EverDisplay Optronics (Shanghai) Limited, Govisionox Optoelectronics, Innolux Corporation, Japan Display Inc., Kaneka Corporation, Konica Minolta Technology Center, Inc., LG Display Co., Ltd., Lumiotec, Inc., OLEDWorks LLC, OSRAM, Pioneer Corporation, Royole Corporation, Samsung Display Co., Ltd., Sharp Corporation, Sumitomo Chemical Company, Ltd., Tianma Micro-electronics and Tohoku Pioneer Corporation. To learn more about Universal Display Corporation, please visit http://www.oled.com.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation.  All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s annual report on Form 10-K for the year ended December 31, 2017. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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Exhibit 99.1

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$132,840	$139,365
Short-term investments	287,446	188,644
Accounts receivable	52,355	24,994
Inventory	36,265	17,314
Deferred income taxes	—	8,661
Other current assets	10,276	6,392
Total current assets	519,182	385,370
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $36,368 and $32,167	56,450	27,203
ACQUIRED TECHNOLOGY, net of accumulated amortization of $91,312 and $70,714	131,529	152,127
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $2,000 and $615	14,840	16,225
GOODWILL	15,535	15,535
INVESTMENTS	14,794	14,960
DEFERRED INCOME TAXES	27,022	15,832
OTHER ASSETS	604	307
TOTAL ASSETS	$779,956	$627,559
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,774	$8,112
Accrued expenses	35,019	19,845
Deferred revenue	14,981	10,282
Other current liabilities	50	1,967
Total current liabilities	63,824	40,206
DEFERRED REVENUE	23,902	31,322
RETIREMENT PLAN BENEFIT LIABILITY	33,176	27,563
Total liabilities	120,902	99,091
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 100,000,000 shares authorized, 48,476,034 and 48,270,990 shares issued, and 47,118,171 and 46,913,127 shares outstanding at December 31, 2017 and December 31, 2016, respectively	485	483
Additional paid-in capital	611,063	604,364
Retained earnings (accumulated deficit)	99,126	(25,557)
Accumulated other comprehensive loss	(11,464)	(10,666)
Treasury stock, at cost (1,357,863 shares at December 31, 2017 and December 31, 2016)	(40,158)	(40,158)
Total shareholders’ equity	659,054	528,468
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$779,956	$627,559

Exhibit 99.1

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Unaudited)
REVENUE:
Material sales	$59,753	$29,201	$200,259	$99,285
Royalty and license fees	53,798	43,563	126,503	96,132
Contract research services	2,316	1,813	8,867	3,469
Total revenue	115,867	74,577	335,629	198,886
COST OF SALES	16,936	9,094	54,698	26,288
Gross margin	98,931	65,483	280,931	172,598
OPERATING EXPENSES:
Research and development	15,045	11,182	49,144	42,744
Selling, general and administrative	15,197	10,148	46,808	32,876
Amortization of acquired technology and other intangible assets	5,498	5,453	21,983	16,493
Patent costs	1,914	1,774	7,010	6,249
Royalty and license expense	3,397	2,167	9,739	5,823
Total operating expenses	41,051	30,724	134,684	104,185
OPERATING INCOME	57,880	34,759	146,247	68,413
Interest income, net	966	569	3,294	2,113
Other income (expense), net	3	54	(4)	(1,928)
Interest and other income, net	969	623	3,290	185
INCOME BEFORE INCOME TAXES	58,849	35,382	149,537	68,598
INCOME TAX EXPENSE	(26,036)	(9,563)	(45,652)	(20,528)
NET INCOME	$32,813	$25,819	$103,885	$48,070
NET INCOME PER COMMON SHARE:
BASIC	$0.70	$0.55	$2.19	$1.02
DILUTED	$0.69	$0.55	$2.18	$1.02
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	46,750,711	46,905,341	46,725,289	46,408,460
DILUTED	46,826,412	47,038,323	46,805,194	46,535,980
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.03	$-	$0.12	$-

Exhibit 99.1

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$103,885	$48,070
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue	(11,122)	(7,406)
Depreciation	4,919	4,270
Amortization of intangibles	21,983	16,492
Amortization of premium and discount on investments, net	(2,871)	(1,830)
Stock-based compensation to employees	12,284	11,374
Stock-based compensation to Board of Directors and Scientific Advisory Board	2,609	1,715
Change in earnout liability recorded for Adesis acquisition	519	—
Deferred income tax expense	24,396	3,094
Excess tax benefits from share-based payment arrangements	—	(4,232)
Retirement plan benefit expense	4,351	3,965
Decrease (increase) in assets, net of effect of acquisition:
Accounts receivable	(27,361)	1,205
Inventory	(18,951)	(4,460)
Other current assets	(3,884)	(3,870)
Other assets	(297)	(133)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	16,420	4,362
Other current liabilities	(1,917)	4,362
Deferred revenue	8,402	3,360
Net cash provided by operating activities	133,365	80,338
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(29,803)	(7,300)
Purchase of intangibles	—	(95,989)
Purchase of business, net of cash acquired	—	(33,380)
Purchases of investments	(594,283)	(450,277)
Proceeds from sale of investments	498,508	548,474
Net cash used in investing activities	(125,578)	(38,472)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	734	439
Proceeds from the exercise of common stock options	38	185
Payment of withholding taxes on stock-based compensation to employees	(9,432)	(4,870)
Excess tax benefits from share-based payment arrangements	—	4,232
Cash dividends paid	(5,652)	—
Net cash used in financing activities	(14,312)	(14)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,525)	41,852
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	139,365	97,513
CASH AND CASH EQUIVALENTS, END OF YEAR	$132,840	$139,365
The following non-cash activities occurred:
Unrealized loss on available-for-sale securities	$(19)	$(207)
Common stock issued to the Board of Directors and Scientific Advisory	300	300
Board earned and accrued in a previous period
Common stock issued to employees earned and accrued in a previous period	174	1,105
Net change in accruals for purchases of property and equipment	4,363	(103)
Earnout liability recorded for Adesis acquisition	—	1,670
Excess tax benefits accrued in other current liabilities	—	(4,232)
Cash paid for income tax	23,248	12,870

Exhibit 99.1

Reconciliation of non-GAAP measures

The following table details the reconciliation of non-GAAP measures to the most directly comparable GAAP measures:

(in thousands, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net income reconciliation
Net income	$32,813	$25,819	$103,885	$48,070
Net income per share:
Basic	$0.70	$0.55	$2.19	$1.02
Diluted	$0.69	$0.55	$2.18	$1.02
Net income adjustments:
Tax Cuts and Jobs Act	11,514	—	11,514	—
Adjusted net income	$44,327	$25,819	$115,399	$48,070
Net income as a % of total revenue	28%	35%	31%	24%
Adjusted net income as a % of total revenue	38%	35%	34%	24%
Adjusted net income per share:
Basic	$0.93	$0.55	$2.43	$1.02
Diluted	$0.93	$0.55	$2.43	$1.02
Weighted average shares used in computing net income per share and adjusted net income per share:
Basic	46,750,711	46,905,341	46,725,289	46,408,460
Diluted	46,826,412	47,038,323	46,805,194	46,535,980

Non-GAAP Measures

To supplement the selected financial data presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP measures. These non-GAAP measures include adjusted net income, adjusted net income per common share, basic and adjusted net income per common share, diluted.

Each of these non-GAAP measures excludes the effects of the Tax Cuts and Jobs Act income tax expense. The Company has provided these non-GAAP measures, which is believed to more accurately reflect the operating performance of our ongoing business, to enhance investors’ overall understanding of the current financial performance and period-to-period comparisons. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.